                                                                     EXHIBIT 4.3



                            OXFORD HEALTH PLANS, INC.


                                       AND


                                 [              ],

                                   AS TRUSTEE

                     SERIES E JUNIOR SUBORDINATED DEBENTURES
                                DUE MAY 13, 2008

                                    INDENTURE

                             Dated as of [        ]

                                TABLE OF CONTENTS

                                                                                           Page

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.  Definitions..................................................................   1
Section 1.2.  Other Definitions............................................................   7
Section 1.3.  Incorporation by Reference of Trust Indenture Act............................   7
Section 1.4.  Rules of Construction........................................................   8

                                   ARTICLE II

                                 THE DEBENTURES

Section 2.1.  Form and Dating..............................................................   8
Section 2.2.  Global Debentures............................................................   9
Section 2.3.  Execution and Authentication.................................................  10
Section 2.4.  Registrar and Paying Agent...................................................  11
Section 2.5.  Deposit of Monies; Paying Agent to Hold Money in Trust.......................  12
Section 2.6.  Holder Lists.................................................................  12
Section 2.7.  Legends; Transfers and Exchanges; Etc........................................  12
Section 2.8.  Mutilated, Destroyed, Lost or Stolen Debentures..............................  14
Section 2.9.  Temporary Debentures.........................................................  15
Section 2.10.  Cancellation................................................................  15
Section 2.11.  Payment of Interest; Defaulted Interest.....................................  16
Section 2.12.  Record Date.................................................................  17
Section 2.13.  Computation of Interest.....................................................  17
Section 2.16.  CUSIP Number................................................................  17

                                   ARTICLE III

                                    COVENANTS

Section 3.1.  Payment of Debentures........................................................  17
Section 3.2.  Maintenance of Office or Agency..............................................  17
Section 3.3.  Corporate Existence..........................................................  18
Section 3.4.  Compliance Certificate.......................................................  18
Section 3.5.  Further Instruments and Acts.................................................  18
Section 3.6. Waiver of Stay, Extension or Usury Laws.......................................  18
Section 3.7. Restrictions on Dividends.....................................................  19


                                   ARTICLE IV

                                  VOTING RIGHTS

Section 4.1.   Voting Rights and Certain Restrictions......................................  19

                                    ARTICLE V

                                SUCCESSOR COMPANY

Section 5.1.  Merger, Consolidation and Sale of Assets.....................................  23

                                   ARTICLE VI

                            REDEMPTION OF DEBENTURES

Section 6.1.  Redemption...................................................................  24
Section 6.2.  Applicability of Article.....................................................  24
Section 6.3.  Notice of Redemption.........................................................  24
Section 6.4.  Change of Control Notice and Redemption Procedures...........................  25
Section 6.5.  Deposit of Redemption Price..................................................  26
Section 6.6.  Debentures Payable on Redemption Date........................................  27
Section 6.7.  Debentures Redeemed in Part..................................................  27
Section 6.8.  Rating Conditions............................................................  27

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

Section 7.1.  Events of Default............................................................  27

Section 7.2.  Acceleration of Maturity; Rescission and Annulment...........................  28
Section 7.3.  Other Remedies...............................................................  29
Section 7.4.  Waiver.......................................................................  29
Section 7.5.  Undertaking for Costs........................................................  29
Section 7.6.  Control......................................................................  30
Section 7.7.  Limitation on Suits..........................................................  30
Section 7.8.  Rights of Holders to Receive Payment.........................................  30
Section 7.9.  Collection Suit by Trustee...................................................  31
Section 7.10.  Trustee May File Proofs of Claim............................................  31
Section 7.11.  Priorities..................................................................  31

                                  ARTICLE VIII

                                     TRUSTEE

Section 8.1.  Duties of Trustee............................................................  32
Section 8.2.  Rights of Trustee............................................................  33
Section 8.3.  Individual Rights of Trustee.................................................  33
Section 8.4.  Trustee's Disclaimer.........................................................  34
Section 8.5.  Notice of Defaults...........................................................  34


Section 8.6.  Reports by Trustee to Holders................................................  34
Section 8.7.  Compensation and Indemnity...................................................  34
Section 8.8.  Replacement of Trustee.......................................................  35
Section 8.9.  Successor Trustee by Merger..................................................  36
Section 8.10.  Eligibility; Disqualification...............................................  36
Section 8.11.  Preferential Collection of Claims Against Company...........................  36

                                   ARTICLE IX

                     SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.1.  Termination of the Company's Obligations.....................................  37

                                    ARTICLE X

                           AMENDMENTS AND SUPPLEMENTS

Section 10.1.  Without Consent of Holders..................................................  38
Section 10.2.  With Consent of Holders.....................................................  38
Section 10.3.  Compliance with Trust Indenture Act.........................................  39
Section 10.4.  Amended or Supplemental Indenture...........................................  39
Section 10.5.  Revocation and Effect of Consents and Waivers...............................  40
Section 10.6.  Notation on or Exchange of Debentures.......................................  40

                                   ARTICLE XI

                         SUBORDINATION OF THE DEBENTURES

Section 11.1.  Agreement to Subordinate....................................................  40
Section 11.2.  Liquidation, Dissolution, Bankruptcy........................................  40
Section 11.3.  Default on Senior Indebtedness of the Company...............................  41
Section 11.4.  Acceleration of Payment of Debentures.......................................  42
Section 11.5.  When Distribution Must Be Paid Over.........................................  42
Section 11.6.  Subrogation.................................................................  42
Section 11.7.  Relative Rights.............................................................  42
Section 11.8.  Subordination May Not Be Impaired by Company................................  42
Section 11.9.  Rights of Trustee and Paying Agent..........................................  42
Section 11.10.  Distribution or Notice to Representative...................................  43
Section 11.11.  Article XI Not to Prevent Events of Default or Limit Right to Accelerate...  43
Section 11.12.  Trust Moneys Not Subordinated..............................................  43
Section 11.13.  Trustee Entitled to Rely...................................................  43
Section 11.14.  Trustee to Effectuate Subordination........................................  44
Section 11.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness...................  44
Section 11.16.  Reliance by Holders of Senior Indebtedness on Subordination Provisions.....  44

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.1.  Trust Indenture Act Controls................................................  44

Section 12.2.  Notices.....................................................................  44
Section 12.3.  Communication by Holders with Other Holders.................................  45
Section 12.4.  Certificate and Opinion as to Conditions Precedent..........................  45
Section 12.5.  Statements Required in Certificate or Opinion...............................  46
Section 12.6.  Rules by Trustee, Paying Agent and Registrar................................  46
Section 12.7.  Legal Holidays..............................................................  46
Section 12.8.  Governing Law, Etc..........................................................  46
Section 12.9.  No Recourse Against Others..................................................  47
Section 12.10.  Successors.................................................................  47
Section 12.11.  Multiple Originals.........................................................  47
Section 12.12.  Severability...............................................................  47
Section 12.13.  Table of Contents; Headings................................................  47
Section 12.13.  Investment Agreement; Headings.............................................  47



EXHIBIT A                  FORM OF THE DEBENTURE

                              CROSS-REFERENCE TABLE

            TIA                                                        Indenture
          Section                                                      Section
          -------                                                      -------
310(a)(1)                  ........................................  8.10
   (a)(2)                  ........................................  8.10
   (a)(3)                  ........................................  N.A.
   (a)(4)                  ........................................  N.A.
   (b)                     ........................................  8.8; 8.10
   (c)                     ........................................  N.A.
311(a)                     ........................................  8.11
   (b)                     ........................................  8.11
   (c)                     ........................................  N.A.
312(a)                     ........................................  2.6
   (b)                     ........................................  12.3
   (c)                     ........................................  12.3
313(a)                     ........................................  8.6
   (b)(1)                  ........................................  N.A.
   (b)(2)                  ........................................  8.6; 8.7
   (c)                     ........................................  8.6
   (d)                     ........................................  8.6
314(a)                     ........................................  3.4
   (b)                     ........................................  N.A.
   (c)(1)                  ........................................  12.4
   (c)(2)                  ........................................  12.4
   (c)(3)                  ........................................  N.A.
   (d)                     ........................................  N.A.
   (e)                     ........................................  12.5
315(a)                     ........................................  8.1(b)
   (b)                     ........................................  8.5
   (c)                     ........................................  8.1(a)
   (d)                     ........................................  8.1(c)
   (e)                     ........................................  7.5
316(a)(last sentence)      ........................................  1.1
   (a)(1)(A)               ........................................  7.6
   (a)(1)(B)               ........................................  7.4
   (a)(2)                  ........................................  N.A.
   (b)                     ........................................  7.8
   (c)                     ........................................  2.12
317(a)(1)                  ........................................  7.9
   (a)(2)                  ........................................  7.10
   (b)                     ........................................  2.5(b)
318(a)                     ........................................  12.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                  INDENTURE dated as of [_________], among OXFORD HEALTH PLANS, INC., a Delaware corporation (the "Company"), and [_________], a [_________] (the "Trustee"), as Trustee.

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Series E Junior Subordinated Debentures Due May 13, 2008 (the "Debentures"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1.  Definitions.

                  "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning. Notwithstanding the foregoing, for all purposes hereof, the Investor, and each Person controlled by, controlling or under common control with the Investor (each, a "TPG Person"), shall not be deemed an "Affiliate" of any Designated Purchaser Person (as defined below), and no Designated Purchaser, and no Person controlled by, controlling or under common control with such Designated Purchaser (each, a "Designated Purchaser Person"), shall be deemed an "Affiliate" of any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement and the transactions contemplated thereby.

                  "Agent Member" means any member of, or participant in, the Depositary.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interest in any Global Debenture, the rules and procedures of DTC or any successor Depositary that apply to such transfer and exchange.

                   "Bankruptcy Law" means Title 11, United States Code or any similar federal or state law for the relief of debtors.

                  "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings. Notwithstanding the foregoing, for all purposes hereof, no TPG Person shall be deemed to Beneficially Own any securities that are held by any Designated Purchaser Person, and no Designated Purchaser Person shall be deemed to Beneficially Own any securities that are held by any TPG Person or other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

                  "Board of Directors" means the Board of Directors of the Company, or any duly and validly authorized committee of the Board of Directors.

                  "Business Day" means a day other than a Legal Holiday.

                  "Certificated Debenture" means a certificated Debenture in the form of Exhibit A, not bearing the legend for Global Notes set forth on Exhibit A and registered in the name of the Holder thereof and issued in accordance with this Indenture.

                  "Certificate of Designations" means, with respect to the Series D Cumulative Preferred Stock, the Certificate of Designations of Series D Cumulative Preferred Stock of the Company, and with respect to the Series E Cumulative Preferred Stock, the Certificate of Designations of Series E Cumulative Preferred Stock of the Company.

                  "Change of Control" means such time as:

                           (i) any Person or Group (other than the Investor, its Affiliates, the Company or any Subsidiaries of the Company, or any Group composed of such Persons) has become, directly or indirectly, the Beneficial Owner, by way of merger, consolidation or otherwise, of a majority of the then-outstanding Voting Securities of the Company on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible into or exercisable for Voting Securities of the Company (whether or not such securities are then currently convertible or exercisable); or

                           (ii) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to any Person or Group; or

                           (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors, together with any new members of such Board of Directors, whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board of Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or who were approved pursuant to Section 5.02 of the Investment Agreement or pursuant to the terms of the Series D Cumulative Preferred Stock of the Company or the Series E Cumulative Preferred Stock of the Company, cease for any reason to constitute a majority of the directors of the Company then in office; or

                           (iv) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof the Persons owning the then-outstanding Voting Securities of the Company immediately prior to such consummation shall not own a majority in the aggregate (by reason of such prior ownership) of the then-outstanding Voting Securities of the Company or the surviving entity if other than the Company; or

                           (v) the adoption of a plan relating to the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Oxford Health Plans, Inc., a Delaware corporation.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                   "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

                  "Designated Purchaser" has the meaning assigned to such term in the Investment Agreement.

                  "Designated Purchaser Person" has the meaning set forth in the definition of "Affiliate."

                  "DTC" means The Depository Trust Company, a New York corporation.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

                  "GAAP" means U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period.

                  "Global Debenture" means the global debenture in the form of Exhibit A bearing the legend for Global Debentures set forth on Exhibit A and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee and issued in accordance with this Indenture.

                  "Group" has the meaning set forth in Rule 13d-5 under the Exchange Act.

                  "Guarantee" means any direct or indirect obligation, contingent or otherwise, to guarantee (or having the economic effect of guaranteeing) Indebtedness in any manner, including, without limitation, any monetary obligation to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of another Person (whether arising by agreement to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise).

                  "Holder" means the Person in whose name a Debenture is registered in the Debenture Register.

                  "Indebtedness" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of property, assets or services (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) any interest rate or currency swap or similar hedging agreement, and (vi) any capital lease obligation of such Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Investment Agreement" means the Investment Agreement, dated as of February 23, 1998, by and between the Investor and the Company, as amended, supplemented or modified from time to time.

                  "Investor" means TPG Partners II, L.P. a Delaware limited partnership.

                  "Investor Group" means, collectively, the Investor, the Designated Purchasers and the respective Affiliates of such Persons.

                  "Investor Nominee" means a person designated for election to the Board of Directors by the Investor pursuant to the Investment Agreement.

                  "Issue Date" means [__________].

                  "Moody's" means Moody's Investors Service and its successors.

                  "Officer" means, with respect to a Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of such Person.

                  "Officers' Certificate" means, with respect to a Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person which certificate shall comply with the provisions of Section 12.5.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, which opinion shall comply with the provisions of Section 12.5.

                  "Outstanding" means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

                  (i) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Debentures, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust or set aside and segregated in trust by the Company for the Holders of such

         Debentures in accordance with Section 6.5; provided, that, if the Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii) Debentures which have been paid in full pursuant to the terms hereof or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company.

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which a Trust Officer of the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

                  "Person" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, from time to time.

                  "Senior Indebtedness" means, with respect to the Company, (i) the Company's outstanding 11% Senior Notes due 2005, (ii) any Indebtedness now or hereafter issued or incurred by the Company pursuant to the Term Loan Agreement and (iii) any other Indebtedness now or hereafter incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is not superior in right of payment to the Debentures. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Series D Debentures. "Senior Indebtedness" means, with respect to any guarantor, any Guarantee by such guarantor of Senior Indebtedness of the Company.

                  "Series D Cumulative Preferred Stock" means the Series D Cumulative Preferred Stock par value $0.01 per share, of the Company.

                  "Series D Debentures" means the Series D Junior Subordinated Debentures Due May 13, 2008 of the Company issued in exchange for the Series D Cumulative Preferred Stock.

                  "Series D Indenture" means the Indenture relating to the Series D Debentures.

                  "Series E Cumulative Preferred Stock" means the Series E Cumulative Preferred Stock, par value $0.01 per share, of the Company.

                   "S&P" means Standard and Poor's Ratings Group, a division of the McGraw-Hill Companies, and its successors.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or combination thereof) and (ii) any partnership (A) the sole general partner of the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Term Loan Agreement" means the Term Loan Agreement, dated as of May 13, 1998, among the Company, as Borrower, the Lenders listed therein, as Lenders, DLJ Capital Funding, Inc., as Syndication Agent and IBJ Schroeder Bank & Trust Company as Facility Manager, as such agreement may be amended, supplemented, renewed, extended, substituted, replaced, refinanced, restructured or otherwise modified from time to time.


                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

                  "TPG Person" has the meaning assigned to such term in the definition of "Affiliate."

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.


                  "Voting Securities" means shares of Common Stock or any other securities of the Company entitled to vote generally for the election of directors.


                  "Warrants" means the Series A Warrants issued by the Company issued by the Company pursuant to the Investment Agreement.

                  "Warrant Shares" means the shares of Common Stock issued, or issuable upon, exercise of the Warrants.

                  Section 1.2.  Other Definitions.

                                                        Defined in
                 Term                                    Section
                 ----                                   ----------
        "Additional Directors"........................   4.1(c)
        "Authenticating Agent"........................   2.3(d)
        "Change of Control Notice"....................   6.4(b)
        "Company Order"...............................   2.3(c)
        "Corporate Trust Office"......................   2.4(c)
        "Debenture Register"..........................   2.4(a)
        "Debentures" .................................   Introduction
        "Defaulted Interest" .........................   2.11(b)
        "Event of Default"............................   7.1
        "Investor Aggregate Vote Number"..............   4.1(b)
        "Legal Holiday"...............................   12.7
        "Notice of Default"...........................   7.1
        "Notice of Redemption"........................   6.3(b)
        "Original Debentures".........................   4.1(b)
        "Original Warrants"...........................   4.1(b)
        "Paying Agent"................................   2.4(a)
        "Private Placement Legend.....................   2.7(a)
        "redemption Date".............................   6.3(b)
        "Registrar"...................................   2.4(a)
        "Special Interest Payment Date"...............   2.11(b)
        "Special Record Date".........................   2.11(b)
        "Subordinated Reorganization Securities"......   11.2
        "Successor Company"...........................   5.1
        "Trust Preferred Stock".......................   4.1(f)

                  Section 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Debentures.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the
                     Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  Section 1.4. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1)  a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)  "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) provisions apply to successive events and transactions;

                  (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

                  (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                   ARTICLE II

                                 THE DEBENTURES

                  Section 2.1. Form and Dating . (a) The Debentures are being issued by the Company in exchange for the Company's Series E Cumulative Preferred Stock pursuant to the Certificate of Designations thereof. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required by law or permitted by this Indenture.

                  (b) The terms and provisions contained in the Debentures, the form of which is annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Debentures may have such other notations, legends or endorsements as are required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Debentures and any notation, legend or endorsement on them. Each Debenture shall be dated the date of its authentication.

                  (c) The Debentures shall be issuable only in fully registered form, without coupons. The Debentures may be issued in any denomination; provided, however, to the extent possible Debentures will be issued in denominations of $1,000 and integral multiples thereof.

                  (d) The Debentures are transferable only in denominations of $1,000 and integral multiples of $1,000; provided, however, that, if the aggregate amount of Debentures that a Holder wishes to transfer is not equal to $1,000 or an integral multiple thereof, such Holder may transfer one Debenture in a denomination less than $1,000.

                  Section 2.2. Global Debentures. This section shall apply only to Global Debentures deposited with or on behalf of the Depositary.

                  (a) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Debenture or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

                  (b) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Debentures or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debentures or
(B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company executes and delivers to the Trustee a Company Order (as defined below) stating that it elects to cause the issuance of the Debentures in certificated form and that all Global Debentures shall be exchanged in whole for Debentures that are not Global Debentures (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Debentures.

                  (c) If any Global Debenture is to be exchanged for other Debentures or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article. If any Global Debenture is to be exchanged for other Debentures or canceled in part, or if another Debenture is to be exchanged in whole or in part for a beneficial interest in any Global Debenture, then either (i) such Global Debenture shall be so surrendered for exchange or cancellation as provided in this Article or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Debenture to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Debenture, the Trustee shall, as otherwise provided in this Article, authenticate and deliver any Debentures issuable in exchange for such Global Debenture (or any portion thereof) to or upon the order of the Company, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Debentures that are not in the form of Global Debentures. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article if such order, direction or request is given or made in accordance with the Applicable Procedures.

                  (d) Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Debenture or any portion thereof, whether pursuant to this Article or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Debenture, unless such Debenture is registered in the name of a Person other than the Depositary for such Global Debenture or a nominee thereof.

                  (e) The Depositary or its nominee, as registered owner of a Global Debenture, shall be the Holder of such Global Debenture for all purposes under this Indenture and the Debentures, and owners of beneficial interests in a Global Debenture shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Debenture will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

                  Section 2.3. Execution and Authentication. (a) Two Officers, one of whom shall be the Chairman of the Board, the President, the Chief Executive Officer or the Chief Financial Officer of the Company, shall sign the Debentures for the Company by manual or facsimile signature. If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

                  (b) A Debenture shall not be valid until an authorized signatory of the Trustee authenticates the Debenture. The signature of the Trustee on a Debenture shall be conclusive evidence that such Debenture has been duly and validly authenticated and issued under this Indenture. The form of Trustee's certificate of authentication to be borne by the Debentures shall be substantially as set forth in Exhibit A hereto.

                  (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Debentures for original issue on the Issue Date in an aggregate principal amount not to exceed $[ ], upon a written order of the Company signed by two Officers of the Company (a "Company Order"). Such Company Order shall specify the amount of the Debentures to be authenticated and the date on which the original issue of Debentures is to be authenticated. Except as expressly set forth in Article IV, all Debentures issued under this Indenture shall vote and consent together on all matters as one class.

             (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Debentures. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

            (e) In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article V, any of the Debentures authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Debentures executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Debentures surrendered for such exchange and of like principal amount, and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Debentures as specified in such order for the purpose of such exchange. If Debentures shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Debentures, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Debentures at the time Outstanding for Debentures authenticated and delivered in such new name.

            Section 2.4. Registrar and Paying Agent. (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Debentures may be presented for registration of transfer or for exchange (the "Registrar"), where Debentures may be presented for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Debentures and this Indenture. The Registrar shall keep a register of the Debentures and of their transfer and exchange (the "Debenture Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.7. The Company may act as Registrar, Paying Agent, co-registrar or transfer agent.

            (c) The Company initially appoints the Trustee at its principal corporate trust office in the Borough of Manhattan, City of New York (the "Corporate Trust Office") as Registrar, Paying Agent and agent for service of demands and notices in connection with the Debentures and this Indenture, and as Custodian with respect to the Global Debentures, until such time as the Trustee has resigned or a successor Trustee has been appointed.

            (d) The Company initially appoints DTC to act as Depositary with respect to the Global Debentures.

            Section 2.5. Deposit of Monies; Paying Agent to Hold Money in Trust.
(a) By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Debenture is due and payable, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay such principal or interest when due.

            (b) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Debentures and shall notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with the previous sentence, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company, or any of its Subsidiaries or Affiliates, acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Debentures.


            In case Holders of any Debentures shall not, within two years after such deposit, claim the cash so deposited, the Trustee or Paying Agent (as applicable) shall, upon demand, pay over to the Company the balance so deposited, or (if then held by the Company or any of its Subsidiaries or Affiliates) such balance shall be discharged from such trust. Thereupon, the Trustee or Paying Agent (as applicable) shall be relieved of all responsibility to the Holders thereof, or if the Company or any of its Subsidiaries or Affiliates acts as Paying Agent, such Paying Agent shall be relieved of all responsibility as trustee of the cash so deposited; and the sole right of such Holders shall be as a general creditor thereof. Any interest accrued on any funds so deposited shall belong to the Company, and shall be paid to it from time to time on demand.


            Section 2.6. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish or cause to be furnished to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders and the Company shall otherwise comply with TIA
Section 312(a).

            Section 2.7. Legends; Transfers and Exchanges; Etc.

            (a) Each Debenture shall bear a legend (the "Private Placement Legend") substantially as set forth below:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE NOT REGISTERED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

            (b) The Private Placement Legend shall be removed from a Debenture if such Debenture is sold pursuant to an effective registration statement under the Securities Act or there is delivered by the Company to the Trustee such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be requested by the Trustee, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfer of such Debenture will not violate the registration and prospectus delivery requirements of the Securities Act.

            (c) Restricted Debentures Legend. Upon the transfer, exchange or replacement of Debentures not bearing a Private Placement Legend, the Registrar shall deliver Debentures that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Debentures bearing a Private Placement Legend, the Registrar shall deliver only Debentures that bear a Private Placement Legend unless:

                  (i) such Debentures are transferred pursuant to an effective registration statement under the Securities Act, or

                  (ii) in connection with such transfer, the Registrar shall have received an Opinion of Counsel satisfactory to it to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Company shall deliver to the Trustee an Officer's Certificate promptly upon effectiveness, withdrawal or suspension of any registration statement applicable to any Debentures.

            (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            (e) Transfer and Exchange of Certificated Debentures. When Certificated Debentures are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Debentures or to exchange such Certificated Debentures for an equal principal amount of Certificated Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Debentures
(i) are presented or surrendered for registration of transfer or exchange, (ii) are endorsed and contain a signature guarantee or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney and (iii) contain a signature guarantee, duly authorized in writing.


            (f) Obligations with Respect to Transfers and Exchanges of
Debentures.

                  (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article, execute and the Trustee shall authenticate Debentures at the Registrar's or co-registrar's request in accordance with the provisions of Section 2.3.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes, assessments or similar governmental charges payable upon exchange pursuant to Section 5.1, Article VI or
      Section 10.5 not involving any transfer).

                  (iii) Prior to the due presentation for registration of transfer of any Debenture, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (iv) All Debentures issued upon any transfer or exchange pursuant to the terms of this Indenture shall be valid obligations of the Company; shall evidence the same debt; and shall be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

                  (v) The Registrar shall not be required to register the transfer of or exchange any Debenture to be redeemed, in whole or in part, upon a change of control, except the unredeemed portion of any Debenture being redeemed in part.

            (g) No Obligation of the Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            Section 2.8. Mutilated, Destroyed, Lost or Stolen Debentures. If a mutilated Debenture is surrendered to the Registrar, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not outstanding. If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, and if there shall be delivered to the Company and the Trustee (i) evidence to their reasonable satisfaction of the loss, destruction or theft of such Debenture and (ii) an indemnity bond sufficient in the reasonable judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar and any co-registrar from any loss any of them may suffer if such Debenture is replaced, then, the Company, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously Outstanding if the requirements of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met.


            In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

            Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

            Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company and any other obligor upon the Debentures, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

            Section 2.9. Temporary Debentures. Until definitive Debentures are ready for delivery, the Company may execute and the Trustee shall authenticate and deliver temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company reasonably considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare definitive Debentures. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Debentures representing an equal principal amount of Debentures. Until so exchanged, the Holder of temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Debentures.

            Section 2.10. Cancellation. The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Debentures surrendered for registration of transfer, exchange, payment, redemption or cancellation. The Company may not issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation except as expressly permitted by this Indenture.

            Section 2.11. Payment of Interest; Defaulted Interest. (a) Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Debenture (or one or more predecessor Debentures) is registered at the close of business on the regular record date for such interest as provided in the Debenture at the office or agency of the Company maintained for such purpose pursuant to Section 2.4.

            (b) Any interest on any Debenture which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Debentures (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, to the Persons in whose names the Debentures (or their respective predecessor Debentures) are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 12.2 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Debentures (or their respective predecessor Debentures) are registered at the close of business on such Special Record Date.

            (c) Subject to the foregoing provisions of this Section, each Debenture delivered under this Indenture upon registration of, transfer of, or in exchange for or in lieu of, any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

            (d) All references in this Indenture and in the Debenture annexed hereto as Exhibit A to "interest" payable in respect of the Debentures shall include Defaulted Interest, where applicable.

            Section 2.12. Record Date. The record date for purposes of determining the identity of Holders of the Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

            Section 2.13. Computation of Interest. Interest on the Debentures shall be computed on the basis of a 360-day year consisting of twelve 30-day months (four 90-day quarters) and the actual number of days elapsed in the period for which payable.


            Section 2.14. CUSIP Number. The Company in issuing the Debentures may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                   ARTICLE III

                                    COVENANTS

            Section 3.1. Payment of Debentures. (a) The Company shall pay or cause to be paid the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture.

            (b) The Company shall pay, to the extent such payments are lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including if due as a result of a redemption) at the rate specified therefor in the Debentures, and on overdue installments of interest (without regard to applicable grace periods) at the rate specified therefor in the Debentures.

            (c) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

            Section 3.2. Maintenance of Office or Agency. (a) The Company shall maintain each office or agency required under Section 2.4. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            Section 3.3. Corporate Existence. Subject to Section 5.1, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

            Section 3.4. Compliance Certificate. (a) The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required by the TIA at the times and in the manner provided pursuant to the TIA.

            (b) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that in the course of the performance of their duties as Officers of the Company, the signers would normally have knowledge of any default or Event of Default and whether or not, to the best of such signer's knowledge (after due inquiry), any default or Event of Default has occurred during such period. If such signers state that a default or Event of Default has occurred, the certificate shall describe the default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a).

            Section 3.5. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            Section 3.6. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 3.7. Restrictions on Dividends. So long as any Debentures are Outstanding, the Board of Directors shall not declare, and the Company shall not pay or set apart for payment any dividend on any capital stock of the Company or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any capital stock of the Company or any warrants, rights or options exercisable for or convertible into any capital stock of the Company (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any capital stock of the Company), or make any distribution in respect of capital stock of the Company, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in capital stock to the holders of capital stock), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any capital stock of the Company or any warrants, rights, calls or options exercisable for or convertible into any capital stock of the Company (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible into or exchangeable for any capital stock of the Company) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all interest that has become due and payable on the Debentures shall have been paid. Notwithstanding the foregoing, this Section shall not prohibit the acquisition, repurchase, exchange, conversion, redemption or other retirement for value by the Company of Debentures in accordance with this Indenture or of any shares of Trust Preferred Stock.

                                   ARTICLE IV

                                  VOTING RIGHTS


            Section 4.1. Voting Rights and Certain Restrictions. (a) The Investor and its Affiliates, in their capacity as Holders of Debentures, shall be entitled to vote on all matters voted on by holders of Common Stock, and shall vote together with shares of Common Stock (and any shares of Series D Cumulative Preferred Stock or Series D Debentures entitled to vote) as a single class; provided, however, that (i) such voting rights shall apply to such Debentures issued to the Investor or any Affiliate of the Investor in exchange for shares of Series E Cumulative Preferred Stock that had similar voting rights and (ii) upon transfer of a Debenture or any portion thereof to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights with respect to such Debenture or the transferred portion thereof, regardless of whether any such Debentures are subsequently acquired by the Investor or its Affiliates.


            (b) With respect to any such vote provided for in subsection (a), the Investor (together with its Affiliates) shall be entitled with respect to its Debentures to an aggregate number of votes equal to the Investor Aggregate Vote Number (as hereinafter defined).

            The "Investor Aggregate Vote Number" shall equal the number of Warrant Shares that would be issuable upon the exercise of the Original Warrants (as hereinafter defined) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the

Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Warrants that have been transferred on the books of the Company by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the quotient of the aggregate principal amount of Original Debentures (as hereinafter defined) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding for purposes of this calculation, however, any Original Debentures transferred by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Debentures are subsequently acquired by any member of the Investor Group), divided by the aggregate principal amount of the Original Debentures. The term "Original Warrants" means those Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Debentures" means those Debentures Beneficially Owned by members of the Investor Group, in the aggregate, as of the Issue Date; provided, however, that "Original Debentures" shall not include any Debentures issued in respect of Series E Cumulative Preferred Stock previously issued as a dividend on Series E Cumulative Preferred Stock.



            (c) If on any date (i) interest due and payable on either the Debentures or the Series D Debentures shall not have been paid in full (or, if the Series D Cumulative Preferred Stock has not been exchanged for Series D Debentures, dividends payable on the Series D Cumulative Preferred Stock shall have been in arrears and not paid in full) for four consecutive quarterly periods or (ii) the Company shall have failed to satisfy its obligation to redeem or repay the principal of either Debentures in accordance with this Indenture or Series D Debentures in accordance with the Series D Indenture (or, if the Series D Cumulative Preferred Stock has not been exchanged for Series D Debentures, the Company shall have failed to satisfy its obligation to redeem shares of Series D Cumulative Preferred Stock pursuant to the Certificate of Designations thereof), then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of Debentures and Series D Debentures representing at least a majority of the aggregate principal amount of Outstanding Debentures and Series D Debentures shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Company to fill such newly-created directorships (provided, that, if the shares of Series D Cumulative Preferred Stock have not been exchanged for Series D Debentures, then the holders of the shares of Series D Cumulative Preferred Stock shall vote together with the holders of Debentures as a single class, and, for the purposes of determining a majority of the aggregate principal amount of Debentures and Series D Cumulative Preferred Stock, one share of Series D Cumulative Preferred Stock shall be deemed to be equal to a principal amount of $1,000). Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that, if at the time Holders of Debentures and holders of Series D Debentures (or, if applicable, holders of shares of Series D Cumulative Preferred Stock) have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, Debentures and Series D Debentures representing a majority of the aggregate principal amount of Outstanding Debentures and Series D Debentures (or, if the shares of Series D Cumulative Preferred Stock have not been exchanged for Series D Debentures, a majority of the aggregate principal amount of the Debentures and Series D Cumulative Preferred Stock), taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the Holders of Debentures and holders of Series D Debentures (or, if applicable, holders of shares of Series D Cumulative Preferred Stock) (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this subsection (c). For the purposes of determining a majority of the aggregate principal amount of Debentures and Series D Cumulative Preferred Stock if necessary pursuant to the preceding sentence, one share of Series D Cumulative Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all interest due and payable on the Debentures and Series D Debentures and all dividends accumulated on the Series D Cumulative Preferred Stock, as the case may be, shall have been paid in full and (b) any redemption obligation with respect to, or any obligation to repay the principal of, the Debentures, the Series D Debentures and the Series D Cumulative Preferred Stock, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the Holders shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any series of preferred stock of the Company.


            (d) In the event that one or more of the Investor Nominees (as such term is defined in the Investment Agreement) required to be designated for election to the Board of Directors pursuant to the Investment Agreement are not so designated or are not elected to the Board of Directors and the Investor or any of its Affiliates Beneficially Owns Debentures, then the number of directors constituting the Board of Directors shall, without further action, be increased by the number of such Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, and such Holder or Holders shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a number of directors to the Board of Directors equal to the number of such Investor Nominees not elected to the Board of Directors. Directors elected pursuant to this subsection shall continue as directors and such additional voting right shall continue until such time as the requisite number of Investor Nominees are elected to the Board of Directors pursuant to the Investment Agreement, at which time the directors elected by the Investor and its Affiliates pursuant to this subsection shall cease to be directors (unless elected as Investor Nominees), and such additional voting rights shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

            (e) (i) The foregoing rights of Holders to take any action as provided in this Section may be exercised at any annual meeting of stockholders or at a special meeting of Holders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the Holders of Debentures representing the minimum principal amount of Outstanding Debentures required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the Holders of Debentures representing the minimum principal amount of

Outstanding Debentures required to take such action), the Chairman of the Board of Directors may call, and upon the written request of Holders of Debentures representing 20% of the aggregate principal amount of the Outstanding Debentures, addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the Holders entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Company for the holding of meetings of stockholders.


            (ii) Each director elected pursuant to subsection (c) or (d) of this Section shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of subsection (c) or (d) of this Section, as the case may be. In case any vacancy shall occur among the directors elected pursuant to subsection (c) or (d) of this Section, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such Holders (and, if applicable, holders of the Series D Debentures or holders of shares of Series D Cumulative Preferred Stock) (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the Holders (and, if applicable, holders of the Series D Debentures or holders of shares of Series D Cumulative Preferred Stock) entitled to vote for such director pursuant to the provisions of subsection (c) or (d) of this Section, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such Holders called as provided herein. The Holders of Debentures (and, if applicable, holders of the Series D Debentures or holders of shares of Series D Cumulative Preferred Stock) representing a majority of the principal amount of Debentures entitled to vote for directors pursuant to subsection (c) or (d) of this Section, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such Holders (and, if applicable, holders of the Series D Debentures or holders of shares of Series D Cumulative Preferred Stock) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such Holders (and, if applicable, holders of the Series D Debentures or holders of shares of Series D Cumulative Preferred Stock) called as provided herein.


            (f) Without the consent or affirmative vote of the Holders of Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Debentures, the Company shall not authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the Holders shall be required for the creation or issuance by a trust formed at the direction of the Company of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock").

            (g) Without the consent or affirmative vote of the Holders of Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Debentures, the Company shall not
(i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Company, if the amendment, alteration or repeal alters or changes the rights of the Holders of the Debentures so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of Holders of the Debentures in any respect or otherwise would be inconsistent with the provisions of this Indenture and the holders of any class or series of the capital stock of the Company are entitled to vote thereon.

            (h) The Company shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Company's performance of its obligations hereunder.

                                    ARTICLE V

                                SUCCESSOR COMPANY

            Section 5.1. Merger, Consolidation and Sale of Assets. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust, limited liability company or other similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture;

            (ii) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing;

            (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.

            For purposes of this Section the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Debentures.

                                   ARTICLE VI

                            REDEMPTION OF DEBENTURES

            Section 6.1. Redemption. The Debentures may or shall (as applicable) be redeemed, subject to the conditions and at the Redemption Prices specified in the form of Debentures set forth in Exhibit A hereto.

            Section 6.2. Applicability of Article. Redemption of Debentures, as permitted or required by any provision of this Indenture, shall be made in accordance with this Article.

            Section 6.3. Notice of Redemption. (a) Notwithstanding the provisions of Section 12.2, notice of redemption shall be given in the manner provided for in this Section.

            (b) Notice of the redemption of Debentures (a "Notice of Redemption") shall be sent to each Holder to be redeemed by first class mail, postage prepaid, at each such Holder's address as it is registered in the Debenture Register, not more than 120 days nor fewer than 90 days prior to the date fixed for redemption, which date shall be set forth in such notice (the "Redemption Date"); provided, that failure to give such Notice of Redemption to any Holder, or any defect in such Notice of Redemption to any Holder shall not affect the validity of the proceedings for the redemption of Debentures held by any other Holder. Notwithstanding the foregoing, in the event that contemporaneously with or prior to the delivery of a Notice of Redemption, the Company irrevocably deposits, in accordance with Section 6.5, funds sufficient to pay the aggregate Redemption Price (as defined in Exhibit A hereto) for the Debentures, such Notice of Redemption shall be delivered not more than 120 days nor fewer than 30 days prior to the Redemption Date; provided, however, that, if such Notice of Redemption is delivered fewer than 60 days prior to the Redemption Date and the Investor or any of its Affiliates Beneficially Owns Debentures as of the date of the Notice of Redemption and uses its reasonable best efforts to consummate the sale of all or a portion of its Debentures prior to the stated Redemption Date but has not completed such sale, the Company shall, at the option of the Investor (or any such Affiliate), delay such Redemption Date for a period not to exceed 30 days as requested by the Investor (or any such Affiliate) in order to complete such sale or sales, and shall notify the Holders of such delay within five days of receiving the request therefor. Any delay of the Redemption Date pursuant to the proviso to the preceding sentence shall be requested by the Investor (or any such Affiliate) in writing no later than the tenth day preceding the then-scheduled Redemption Date stated in the Notice of Redemption. The Redemption Date stated in a Notice of Redemption shall not be delayed pursuant to this subsection more than once in connection with the redemption of Debentures pursuant to such Notice of Redemption.

            (c) All Notices of Redemption shall state:

                  (1)  the Redemption Date,

                  (2)  the Redemption Price,

                  (3) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on

      Debentures called for redemption (or the portion thereof) will cease to accrue on and after said date,

                  (4) the place or places where such Debentures are to be surrendered for payment of the Redemption Price,

                  (5)  the name and address of the Paying Agent,

                  (6) that Debentures called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, and

                  (7) the CUSIP number of the Debentures.

            (d) From and after the Redemption Date, all interest on Debentures shall cease to accrue and all rights of the Holders thereof as Holders of Debentures shall cease and terminate, except to the extent the Company shall default in payment thereof on the Redemption Date.

            (e) Prior to any Redemption Date that has been fixed by the Company in accordance with this Section, the Company shall take all measures reasonably requested by the Investor to facilitate a sale or other disposition of Debentures by the Investor or its Affiliates prior to such Redemption Date, including, without limitation, participation in due diligence sessions and provision of information about the management, business and financial condition of the Company, preparation of offering memoranda, private placement memoranda and other similar documents and preparation and delivery of such other certificates or documents reasonably requested by the Investor.

            Section 6.4. Change of Control Notice and Redemption Procedures. (a) In the event there occurs a Change of Control, any Holder, in accordance with the procedures set forth below, may require the Company to redeem any or all of the Debentures held by such Holder at the Redemption Price therefor. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption in the event of a Change of Control pursuant to this Section shall relate, in the case of any Debenture redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed.

            (b) Notice of any Change of Control shall be sent to the Holders not more than five days following a Change of Control, which notice (a "Change of Control Notice") shall describe the transaction or transactions constituting such Change of Control and set forth each Holder's right to require the Company to redeem any or all Debentures held by him or her or any portion thereof, the Redemption Date (which date shall be not more than 30 days from the date of such Change of Control Notice) and the procedures to be followed by such Holder in exercising its right to cause such redemption; provided, however, that if Debentures are owned by more than 50 Holders or groups of Affiliated Holders and if the Debentures are listed on any national securities exchange or quoted on any national quotation system, the Company shall give such Change of Control Notice by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York, within 30 days following such Change of Control and, in any case, a similar notice shall be mailed concurrently to each Holder. Failure by the Company to give the Change of Control Notice as prescribed by the preceding sentence, or the

                                                            Exhibits 4.3 and 4.2

formal insufficiency of any such Change of Control Notice, shall not prejudice the rights of any Holder to cause the Company to redeem any such Debentures held by him or her.

            (c) In the event a Holder shall elect to require the Company to redeem any or all such Debentures or any portion thereof pursuant to Section 6.4(a), such Holder shall deliver, prior to the Redemption Date as set forth in the Change of Control Notice, or, if the Change of Control Notice is not given as required by Section 6.4(b) at any time following the last day the Company was required to give the Change of Control Notice in accordance with Section 6.4(b) (in which case the Redemption Date shall be the date which is the later of (x) 30 days following the last day the Company was required to give the Change of Control Notice in accordance with Section 6.4(b) and (y) 15 days following the delivery of such election by such Holder), a written notice, in the form specified by the Company (if the Company did in fact give the notice required by Section 6.4(b)), to the Company so stating, and specifying the Debentures or portions thereof to be redeemed pursuant to Section 6.4(a); provided, however, that if all of the Debentures are owned by 50 or fewer Holders or groups of Affiliated Holders, such Holders or groups may deliver a notice of an election to redeem at any time within 90 days following the occurrence of a Change of Control without awaiting receipt of a Change of Control Notice or the expiration of the time allowed for the delivery of a Change of Control Notice hereunder. The Company shall redeem the Debentures or portions thereof so specified on the Redemption Date fixed by the Company or as provided in the preceding sentence. The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.


            Section 6.5. Deposit of Redemption Price. On or prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent, as a trust fund for the benefit of the Holders of Debentures to be redeemed, an amount of cash sufficient to pay the Redemption Price of all the Debentures which are to be redeemed in accordance with the Notice of Redemption or Change of Control Notice, with irrevocable instructions and authority to the Trustee or Paying Agent (as applicable) to pay to the respective Holders, as evidenced by a list of such Holders certified by an officer of the Company, the Redemption Price upon surrender of their respective Debentures. Such deposit shall be deemed to constitute full payment of such Debentures, and from and after the date of such deposit, all rights of the Holders of Debentures that are to be redeemed, except the right to receive the Redemption Price upon the surrender of their respective Debentures, shall cease and terminate. After the Redemption Date, no interest shall accrue on any Debentures to be redeemed (unless the Company shall fail to deposit cash sufficient to redeem all such Debentures). In case Holders of any Debentures called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, the Trustee or Paying Agent (as applicable) shall, upon demand, pay over to the Company the balance so deposited, or (if then held by the Company or any of its Subsidiaries or Affiliates) such balance shall be discharged from such trust. Thereupon, the Trustee or Paying Agent (as applicable) shall be relieved of all responsibility to the Holders thereof, or if the Company or any of its Subsidiaries or Affiliates acts as Paying Agent, such Paying Agent shall be relieved of all responsibility as trustee of the cash so deposited; and the sole right of such Holders, with respect to Debentures to be redeemed, shall be to receive the Redemption Price as general creditors of the Company. Any interest accrued on any funds so deposited shall belong to the Company, and shall be paid to it from time to time on demand.

            Section 6.6. Debentures Payable on Redemption Date. On or after the Redemption Date, each Holder of Debentures called for redemption shall surrender its Debenture to the Company at the place designated in the Notice of Redemption or Change of Control Notice and shall thereupon be entitled to receive payment of the Redemption Price.

            Section 6.7. Debentures Redeemed in Part. Upon surrender of a Debenture which is to be redeemed in part in accordance with the provisions of this Article, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debenture (or to any other Person as directed by the Holder of such Debenture) at the expense of the Company, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

            Section 6.8. Rating Conditions. For so long as the Investor or an Affiliate of the Investor holds any Debentures, no Notice of Redemption in connection with a redemption pursuant to Section 6.1 shall be delivered unless
(i) the Company's unsecured debt is rated Baa or better by Moody's or BBB or better by S&P or (ii) the Company has sufficient funds reasonably available under committed lines of credit or other similar sources of financing established with financially sound financing providers to pay, on the Redemption Date, the aggregate Redemption Price in connection with such redemption (and shall reserve such funds or availability for the payment of the aggregate Redemption Price); provided, that the Company may deliver a Notice of Redemption without complying with the foregoing conditions if prior to, or contemporaneously with, the delivery of such notice the Company irrevocably deposits in accordance with Section 6.5 funds sufficient to pay the aggregate Redemption Price for the Debentures.

                                   ARTICLE VII

                              DEFAULTS AND REMEDIES

            Section 7.1. Events of Default. An "Event of Default" shall occur if:

            (1) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at its maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

            (2) the Company defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Debentures (other than referred to in (1) above) and such default or breach continues for 60 days after the notice specified below;

            (3) the Company, pursuant to or within the meaning of any Bankruptcy
      Law:

                  (A) commences a voluntary case;

                  (B) consents to the entry of an order for relief against it in an involuntary case;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                  (D) makes a general assignment for the benefit of its
            creditors;

            or takes any comparable action under any foreign laws relating to insolvency;

            (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary
            case;

                  (B) appoints a Custodian of the Company or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company;

            and the order, decree or relief remains unstayed and in effect for 60 days.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            Notwithstanding the foregoing, a default under clause (2) of this Section will not constitute an Event of Default until the Trustee or the Holders of more than 25% in aggregate principal amount of the Outstanding Debentures deliver to the Company written notice of the default and the Company does not cure such default within the time specified in said clause (2) after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any default or Event of Default under clauses (2), (3) and (4) of this Section, their status and what action the Company is taking or proposes to take in respect thereof.


           Section 7.2. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 7.1(3) or Section 7.1(4)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be immediately due and payable. If an Event of Default specified in Section 7.1(3) or Section 7.1(4) occurs, the principal of and accrued and unpaid interest on all the Debentures will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders of a majority in aggregate principal amount of the then Outstanding Debentures by written notice to the Trustee may rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

            Section 7.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.


            Section 7.4. Waiver. The Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of Outstanding Debentures and subject to the TIA, or the Holders of not less than a majority of the aggregate principal amount of Outstanding Debentures, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Debentures), may waive by written notice to the Trustee an existing default or Event of Default and its consequences except (i) a default or Event of Default under Section 7.1(1) or an Event of Default under Section 7.1(2) in respect of a default in the payment of interest on the Debentures or (ii) a default or Event of Default in respect of a provision that under Section 10.2 cannot be amended without the consent of each Holder. Notwithstanding the preceding sentence, a waiver by the Investor and its Affiliates of an existing default or Event of Default shall not be effective if Holders of a majority of the aggregate principal amount of Outstanding Debentures (i) have delivered to the Company pursuant to Section 7.1 written notice of a default under Section 7.1(2) in respect of such default, (ii) pursuant to Section 7.2, have declared the principal of and accrued but unpaid interest on all Debentures to be due and payable by virtue of such Event of Default, or (iii) give written notice to the Trustee that such Holders do not consent to the waiver of such default or Event of Default and its consequences. When a default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any consequent right.


            Section 7.5. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the TIA; provided, that neither this Section nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Debentures, or to any suit by a Holder for the enforcement of the payment of the principal of or interest on any Debenture, on or after the respective due dates expressed in such Debenture.

            Section 7.6. Control. The Holders of a majority of the aggregate principal amount of the Outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Section 8.1 and Section 8.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

            Section 7.7. Limitation on Suits. Subject to Section 7.8, a Holder may not pursue any remedy with respect to this Indenture or the Debentures unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of Outstanding Debentures and subject to the TIA, or the Holders of at least 25% of the aggregate principal amount of Outstanding Debentures make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of Outstanding Debentures and subject to the TIA, or the Holders of a majority of the aggregate principal amount of Outstanding Debentures do not give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period, provided, however, that any such direction given by the Investor and its Affiliates shall be disregarded for all purposes of this clause (5) if (i) such request was made by Holders of a majority of the aggregate principal amount of Outstanding Debentures or (ii) such Holders give the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such direction given by the Investor and its Affiliates;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            Section 7.8. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Sections
7.6 and 7.7) or the Debentures, the right of any Holder to receive payment of principal of or interest on the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures (or, in the case of redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 7.9. Collection Suit by Trustee. If an Event of Default specified in Section 7.1(1) or an Event of Default specified in Section 7.1(2) in respect of a default in the payment of interest on the Debentures occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest, to the extent lawful) and the amounts provided for in Section 8.7.

            Section 7.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a Custodian and shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the TIA in order to have claims of the Holders and the Trustee allowed in any such proceeding. Without limiting the generality of the foregoing, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 7.11. Priorities. If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

            FIRST:  to the Trustee for amounts due under Section 8.7;

            SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

            THIRD: to Holders for amounts due and unpaid on the Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and

            FOURTH:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                                  ARTICLE VIII

                                     TRUSTEE

            Section 8.1. Duties of Trustee. (a) If a default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

            (b) Except during the continuance of a default or an Event of
Default:

            (1) the Trustee undertakes to perform such duties and responsibilities and only such duties and responsibilities as are provided by the TIA or specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not such certificates or opinions conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.2, Section 7.4 or Section 7.5.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

            Section 8.2. Rights of Trustee. (a) Subject to Section 8.1, the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            Section 8.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the

Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 8.10 and
Section 8.11.

            Section 8.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Debentures or in the Debentures other than the Trustee's certificate of authentication.

            Section 8.5. Notice of Defaults. If a default or Event of Default occurs and is continuing and if a Trust Officer has knowledge thereof, the Trustee shall mail to each Holder notice of the default or Event of Default as and to the extent provided by the TIA within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a default or Event of Default in payment of principal of or interest on any Debenture (including payments pursuant to the optional redemption or required repurchase provisions of such Debenture, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.

            Section 8.6. Reports by Trustee to Holders. The Trustee shall comply with TIA Section 313. The Company agrees to notify promptly the Trustee whenever the Debentures become listed on any stock exchange and of any delisting thereof.

            Section 8.7. Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services, except any such expense as may be attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

            (b) The Company shall jointly and severally indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred by it, without negligence or bad faith on its part, in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made without its consent.

            (c) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Debentures. The Trustee's right to receive payment of any amounts due under this Section shall not be subordinate to any other liability or Indebtedness of the Company.

            (d) The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a default specified in Section 7.1(3) or Section 7.1(4) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in this Section or Section 7.10.

            Section 8.8. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. The Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of the Outstanding Debentures, or the Holders of a majority of the aggregate principal amount of the Outstanding Debentures may remove the Trustee by giving written notice thereof to the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 8.10;

            (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            (c) If the Trustee resigns or is removed by the Company, by the Investor and its Affiliates or by Holders of Debentures in accordance with this Indenture, and the Investor and its Affiliates or such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            (d) A successor Trustee shall execute, acknowledge and deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.7.

            (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Investor and its Affiliates, so long as such Persons own at least 20% of the aggregate principal amount of the Outstanding Debentures, or the Holders of 10% of the aggregate principal amount of the Outstanding Debentures may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) If the Trustee fails to comply with Section 8.10, any Holder who has been a Holder of a Debenture for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (g) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

            Section 8.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.

            Section 8.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, and that is subject to supervision or examination by federal or state authorities. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $500 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are Outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            Section 8.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A

Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                   ARTICLE IX

                   SATISFACTION AND DISCHARGE OF INDENTURE

            Section 9.1.  Termination of the Company's Obligations.

            This Indenture will be satisfied and discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Debentures and except as to compensation and indemnity to the Trustee, as expressly provided for below) as to all Outstanding Debentures when:

            (a) either (i) all the Debentures theretofore authenticated and delivered (except lost, stolen or destroyed Debentures which have been replaced or paid as provided in Section 2.8 and Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 2.5) have been delivered to the Trustee for cancellation or (ii) all Debentures not theretofore delivered to the Trustee for cancellation have become due and payable and the Company thereafter has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Debentures not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Debentures to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof;

            (b) no default or Event of Default with respect to this Indenture or the Debentures shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

            (c) the Company shall have paid all other sums payable by it hereunder or under the Debentures; and

            (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Debentures and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under any instrument evidencing debt senior to the Debentures or any other agreement or instrument then known to such counsel that binds or affects the Company.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.6, 2.7, 2.9, 2.10 and 8.7 shall survive until the Debentures are no longer Outstanding. After the Debentures are no longer Outstanding, the Company's obligations in Section 8.7 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Company's obligations under the Debentures and this Indenture except for those surviving obligations specified above.

                                    ARTICLE X

                           AMENDMENTS AND SUPPLEMENTS

            Section 10.1.  Without Consent of Holders.  (a)  Notwithstanding
Section 10.2, the Company and the Trustee, in accordance with this Article, may amend or supplement this Indenture or the Debentures without notice to or consent of any Holder:

            (1)  to cure any ambiguity or inconsistency;

            (2) to comply with Article V in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture;

            (3) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; provided, however, that the uncertificated Debentures are issued in registered form for purposes of
      Section 163(f) of the Code or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code;

            (4) to add guarantees with respect to the Debentures or to secure the Debentures;

            (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

            (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA or to provide for the succession of a successor Trustee in accordance with the terms hereof prior to such amendment or supplement;

provided, that any such change does not adversely affect the rights of any Holder in any material respect.

            Section 10.2. With Consent of Holders. The Company, and the Trustee may amend or supplement this Indenture or the Debentures without notice to any Holder but with the written consent of the Holders of at least a majority of the aggregate principal amount of the Outstanding Debentures (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures). However, without the consent of each Holder affected, an amendment or supplemental Indenture may not:

            (1) reduce the percentage in principal amount of the Outstanding Debentures whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or change or have the effect of changing the time for payment of interest on any Debentures;

            (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Debentures, or change the date on which any Debentures may be subject to redemption, or reduce the Redemption Price therefor;

            (4) make any Debentures payable in money other than that stated in the Debentures;

            (5) make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of and interest on such Debentures on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority of the aggregate principal amount of Outstanding Debentures as set forth herein on the Issue Date to waive defaults or Events of Default; or

            (6) amend, change or modify in a manner that would adversely affect the interests of the Holders in any respect, the obligation of the Company to redeem Debentures if a Change of Control occurs.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            Section 10.3. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Debentures shall comply with the TIA as then in effect.

            Section 10.4. Amended or Supplemental Indenture. (a) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture pursuant to Section 10.1 or Section 10.2, upon receipt by the Trustee of an Officer's Certificate or an Opinion of Counsel, which it reasonably believes to be genuine and to have been signed or presented by the proper Person, and, in the case of an amendment of supplement pursuant to Section 10.2, upon the filing with the Trustee of the consent of Holders of Debentures as described in Section 10.2, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture, unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise in a manner adverse to it, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture. In signing such amended or supplemental Indenture the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.1 and Section 8.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment or supplemental Indenture is authorized or permitted by this Indenture.

            (b) After an amended or supplemental Indenture under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amended or supplemental Indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amended or supplemental Indenture under this Section.

            Section 10.5. Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Debenture shall bind the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent or waiver is not made on the Debenture. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Debenture or portion of the Debenture if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 10.2.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 90 days after such record date.

            Section 10.6. Notation on or Exchange of Debentures. If an amendment or supplement changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment or supplement.

                                   ARTICLE XI

                         SUBORDINATION OF THE DEBENTURES


            Section 11.1. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. Only Senior Indebtedness of the Company shall rank senior to the Debentures in accordance with the provisions set forth herein, and the Debentures shall in all respects rank pari passu with, or be senior to, all other Indebtedness of the Company. The Debentures shall in all respects rank pari passu with, and not senior to, any Series D Debentures. All provisions of this Article shall be subject to Section 11.12.


            Section 11.2. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a winding up or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Holders of the Debentures shall be entitled to receive any payment of principal of or interest on the Debentures; and

            (2) until such Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this Article shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive (a) securities of a Person that are subordinated ("Subordinated Reorganization Securities") to such Senior Indebtedness to at least the same extent as the Debentures are subordinated to (A) Senior Indebtedness of the Company and (B) any Indebtedness or securities issued in exchange for Senior Indebtedness, and (b) payments and other distributions made from any funds deposited by the Company pursuant to Section 9.1.

            Section 11.3. Default on Senior Indebtedness of the Company. The Company may not pay the principal of or interest on the Debentures or make any deposit pursuant to Section 9.1 and may not repurchase, redeem or otherwise retire any Debentures (collectively, "pay the Debentures") (other than in the form of Subordinated Reorganization Securities and payments and other distributions made from any funds deposited by the Company pursuant to Section 9.1) if (i) any Senior Indebtedness of the Company is not paid when due or (ii) any other default on such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Debentures without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the representative of such Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Debentures for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Senior Indebtedness has been repaid in full). Notwithstanding the provisions of the immediately preceding sentence (but subject to the provisions of the first sentence of this Section), unless the holders of such Senior Indebtedness or the representative of such holders have accelerated the maturity of such Senior Indebtedness, the Company may resume payments on the Debentures after such Payment Blockage Period. The Debentures shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. For purposes of this Section, no default or event of default with respect to the Senior Indebtedness and which existed or was continuing on the date of the commencement of any Payment Blockage Period and which initiated such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

            Section 11.4. Acceleration of Payment of Debentures. If payment of the Debentures is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Senior Indebtedness of the Company (or their representative) of the acceleration.

            Section 11.5. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

            Section 11.6. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Debentures are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on such Senior Indebtedness.

            Section 11.7. Relative Rights. This Article defines the relative rights of Holders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms; or


            (2) prevent the Trustee or any Holder from exercising its available remedies upon a default in respect of the Debentures (including, without limitation, the remedies set forth in Article IV), subject to the rights, if any, of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Holders.


            Section 11.8. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            Section 11.9. Rights of Trustee and Paying Agent. Notwithstanding
Section 11.3, the Trustee or Paying Agent may continue to make payments on the Debentures and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article. The Company, the Registrar or co-registrar, the Paying Agent, a representative or a holder of Senior Indebtedness may give such notice; provided, however, that, if the holders of an issue of Senior Indebtedness of the Company have a representative, only the representative may give such notice.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.7.

            Section 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their representative (if any).

            Section 11.11. Article XI Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Debentures by reason of any provision in this Article shall not be construed as preventing the occurrence of a default in respect of the Debentures. Nothing in this Article shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Debentures.

            Section 11.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article IX by the Trustee for the payment of principal of and interest on the Debentures shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

            Section 11.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the representative for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Section 8.1 and Section 8.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article.

            Section 11.14. Trustee to Effectuate Subordination. Each Holder by accepting a Debenture authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

            Section 11.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article or otherwise.

            Section 11.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Debenture acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Debentures, to acquire and continue to hold such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

                                   ARTICLE XII

                                  MISCELLANEOUS

            Section 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

            Section 12.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:



            if to the Company:

            Oxford Health Plans, Inc.
            48 Monroe Turnpike
            Trumbull, Connecticut  06611
            Attention:  General Counsel
            Telephone:  203-459-7000

            Telecopier:  203-[      ]

            with a copy to:

            Sullivan & Cromwell
            125 Broad Street
            New York, New York 10004
            Attention:  Daniel Dunson, Esq.
            Telephone:  212-558-4000
            Telecopier:  212-558-3588

            if to the Trustee:

            [_______]

            with a copy to:

            The Company or the Trustee by notice to the other may designate in writing additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after transmittal, if by first class mail, postage prepaid when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication mailed to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to the Holder at the Holder's address as it appears in the Debenture Register and shall be sufficiently given if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 12.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c) as to the disclosure of information as to the names and addresses of Holders made pursuant to the TIA.

            Section 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each such certificate or opinion shall comply with the requirements of the TIA.

            Section 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable the expression of an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

            Section 12.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            Section 12.7. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close. Unless otherwise provided in this Indenture, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 12.8. GOVERNING LAW, ETC. (A) THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            (b) The Company hereby (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Debentures, as the case may be, may be instituted in any Federal or state court sitting in the Borough of Manhattan, The City of New York, (ii) waives to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits or will submit, as the case may be, to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding, no longer subject to any appeal, brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment, (v) agrees that service of process by mail to the address specified herein, or such other address as the Company may designate for such purpose in writing to the Trustee, shall constitute personal service of such process on it in any such suit, action or proceeding.

            Section 12.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

            Section 12.10. Successors. All agreements of the Company in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 12.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            Section 12.12. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            Section 12.14. Investment Agreement. Nothing contained herein or in the Debentures shall be construed to limit the rights of the Investor and its Affiliates or the obligations of the Company under the Investment Agreement.

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       OXFORD HEALTH PLANS, INC.


                                       By:______________________________________
                                          Name:
                                          Title:


[Corporate Seal]

Attest:


_____________________________





                                       [__________], as Trustee


                                       By:______________________________________
                                          Name:
                                          Title:


[Corporate Seal]

Attest:


_____________________________

                                                                       EXHIBIT A


                            FORM OF FACE OF DEBENTURE



            [If a Global Debenture, then insert -- THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]


             [If a Global Debenture to be held by The Depository Trust Company, then insert -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

             [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE NOT REGISTERED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.


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
No.[___]
                                                          CUSIP NO. ____________


            Series E Junior Subordinated Debentures Due May 13, 2008



            Oxford Health Plans, Inc., a Delaware corporation for value received, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [if the Debenture is a Global Debenture, then insert [_________________], or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on May 13, 2008.


      Interest Payment Dates: May 13, 2000 and, thereafter, each March 31,
                     June 30, September 30 and December 31.

            Record Dates:  Fifteen days prior to any interest payment date.

            Additional provisions of this Debenture are set forth on the other side of this Debenture.

                                       OXFORD HEALTH PLANS, INC.


                                       By:______________________________________
                                       Name:
                                       Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

[________]
as Trustee, certifies
that this is one of
the Debentures referred
to in the Indenture.

By___________________________

Authorized Signatory

Date: _____________, 1999


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
                        FORM OF REVERSE SIDE OF DEBENTURE

            Series D Junior Subordinated Debentures Due May 13, 2008

1.    Interest


            Oxford Health Plans, Inc. a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), for value received promises to pay interest on the principal amount of this Debenture quarterly on the last day of March, June, September and December (and, if such date is a Legal Holiday, the Business Day next succeeding such day) at a rate of 14.0% per annum. Interest on the Debentures will accrue from the most recent date to which interest has been paid on the Debentures or, if no interest has been paid, from the Issue Date. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Debentures to the extent lawful.


2.    Method of Payment

            By at latest 10:00 a.m. (New York City time) on the date on which any principal of or interest on any Debenture is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Debentures at the close of business on the fifteenth day preceding the relevant interest payment date (the "Record Date") even if Debentures are canceled, repurchased or redeemed after the Record Date and on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Debenture (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Debentures may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Debentures, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 2 Business Days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.    Paying Agent and Registrar

            Initially, [___] (the "Trustee," which term includes any successor trustee under the Indenture), will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act as Registrar or co-registrar or Paying Agent.

4.    Indenture

            The Company issued the Debentures under an Indenture, dated as of [____] (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Debentures include those


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

stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Each Holder by accepting a Debenture agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.


            The Debentures are general unsecured senior obligations of the Company limited to $[__________] in aggregate principal amount (subject to Section 2.7, Section 2.8, Section 2.9, Section 6.7 and Section 10.6 of the Indenture).

5.    Change of Control and Optional Redemption

            In the event of a Change of Control, any Holder may require the Company to redeem any or all of the Debentures held by such Holder, in accordance with the redemption procedures set forth in Article VI of the Indenture, at 100% of principal amount, plus accrued and unpaid interest (including Defaulted Interest) to the redemption date (the "Redemption Price") (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). In the event of any redemption of Debentures in part, a new Debenture or Debentures for the unredeemed portion of the principal of the Debenture redeemed in part will be issued upon cancellation of the Debenture surrendered.

            On and after May 13, 2003, the Debentures are redeemable by the Company, in accordance with the redemption procedures set forth in Article VI of the Indenture, in whole but not in part, at the Redemption Price.

6.    Denominations; Transfer; Exchange

            The Debentures are in registered form without coupons in denominations of principal amount of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to register the transfer of or exchange any Debenture to be redeemed, in whole or in part, upon a change of control, except the unredeemed portion of any Debenture being redeemed in part.

7.    Subordination

            The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.


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
8.    Persons Deemed Owners

            The registered holder of this Debenture may be treated as the owner of it for all purposes.

9.    Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.   Discharge Prior to Redemption

            Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Debentures and the Indenture if the Company deposits with the Trustee money for the payment of principal and interest on the Debentures to redemption or maturity, as the case may be.

11.   Amendment, Supplement or Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Debentures may be amended or supplemented with the written consent of the Holders of at least a majority of the aggregate principal amount of the Outstanding Debentures and (ii) any existing default or Event of Default and its consequence (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) may be waived with the written consent of the Investor and its Affiliates (so long as such Persons own at least 20% of the aggregate principal amount of Outstanding Debentures and subject to the TIA) or Holders of a majority of the aggregate principal amount of the Outstanding Debentures. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Debentures in addition to or in place of certificated Debentures, or to add guarantees with respect to the Debentures or to secure the Debentures, or to add additional covenants of, or surrender rights and powers conferred on, the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to provide for the succession of a successor trustee in accordance with the terms of the Indenture prior to such amendment or supplements, provided that any such change that does not adversely affect the rights of any Holder in any material respect.

12    Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Debentures may declare all the Debentures to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Debentures being due and payable immediately upon the occurrence of such Events of Default.


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
            Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives reasonable indemnity or security. The Trustee may withhold from Holders notice of any continuing default or Event of Default (except a default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.   Trustee Dealings with the Company

            Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

14.   No Recourse Against Others

            An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures, the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

15.   Authentication

            This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Debenture.

16.   Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

17.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.   Governing Law

            This Debenture shall be governed by, and construed in accordance with, the laws of the State of New York.


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
            The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Debenture in larger type. Requests may be made to:

            Oxford Health Plans, Inc.
            48 Monroe Turnpike
            Trumbull, Connecticut  06611
            Attention:  General Counsel


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
                                 ASSIGNMENT FORM

            To assign this Debenture, fill in the form below:

            I or we assign and transfer this Debenture to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.



Date:____________________           Your Signature:___________________

Signature Guarantee:______________________________
                    (Signature must be guaranteed)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Debenture.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


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
                      OPTION OF HOLDER TO ELECT REDEMPTION

            If you want to elect to have this Debenture redeemed by the Company pursuant to Section 6.4 of the Indenture, check the box below:

                                      [ ]

            If you want to elect to have only part of this Debenture redeemed by the Company pursuant to Section 6.4 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date: _____________   Your Signature ____________________________
                      (Sign exactly as your name appears on the other side of the Debenture)


Signature Guarantee:  ___________________________________________
                           (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.


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